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EXHIBIT 5.1 LEGAL OPINION OF WEED & CO. LLP

                                 WEED & CO. LLP
     4695 MACARTHUR COURT, SUITE 1430, NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087

                                  July 17, 2002

Board of Directors
Force 10 Trading, Inc.
12227 South Business Park Place
Suite 200
Draper, UT 84020

Re:  Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

You have requested our opinion with respect to certain matters in connection with Force 10 Trading, Inc.'s (the "Company") filing of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of an aggregate of 4,316,666 shares of the Company's common stock, $.001 par value (the "Shares"), pursuant to consulting agreements (the "Agreements") and the Force 10 Trading, Inc. 2002 Consultant Compensation Plan (the "Stock Plan").

In connection with this opinion, we have examined the Registration Statement and such other documents, records, certificates, memoranda and other instruments as we deemed necessary for the basis of this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Agreements, the Stock Plan and the Registration Statement and related prospectus, will be validly issued, fully paid and non-assessable.

                                                             Very truly yours,

                                                             /s/ Weed & Co. LLP
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                                                             Weed & Co. LLP